UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2010

THESTREET.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2010, TheStreet.com, Inc. (the “Company”) held its annual meeting of stockholders (the “2010 Annual Meeting”). At the 2010 Annual Meeting, the Company’s stockholders (i) elected William R. Gruver as a Class II director of the Company, to serve a three-year term expiring at the Company’s annual meeting of stockholders in 2013; (ii) elected Daryl Otte as a Class II director of the Company, to serve a three-year term expiring at the Company’s annual meeting of stockholders in 2013; (iii) approved an amendment and restatement of the Company’s 2007 Performance Incentive Plan (the “2007 Plan”), as specified in the proxy statement related to the 2010 Annual Meeting, filed by the Company with the Securities and Exchange Commission on April 16, 2010; and (iv) ratified the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The vote on each of these matters was as follows:

Proposal	Votes For	Votes Against/ Withheld	Votes Abstaining	Broker Non-Votes
Elect William R. Gruver	17,917,659	5,013,877	--	6,021,950
Elect Daryl Otte	22,580,259	351,277	--	6,021,950
Amend and Restate 2007 Plan	17,794,886	5,130,485	6,165	6,021,950
Ratify Appointment of KPMG	28,672,219	279,915	1,352	--

The totals above reflect the votes of the holders of 25,096,544 shares of the Company’s common stock (“Common Stock”) as of the record date of the 2010 Annual Meeting, together with the vote of the holders of the Company’s Series B Preferred Stock which, in accordance with the Company’s Certificate of Designation of Series B Preferred Stock, were entitled to vote together as a single class with the holders of the Common Stock, with respect to an aggregate of 3,856,942 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

Date: May 27, 2010	By:	/s/ Gregory Barton
Gregory Barton
Executive Vice President, Business and Legal Affairs, General Counsel & Secretary